EXHIBIT 23.1

CROSS AND ROBINSON, CERTIFIED PUBLIC ACCOUNTANTS, A PROFESSIONAL CORPORATION LETTERHEAD

                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in this Amendment No. 4 to the Registration Statement of etravelserve.com, Inc., a Nevada corporation, on Form S-8 relating to the etravelserve.com, Inc. Year 2000 Stock Award and Option Plan, as amended, of our report dated October 6, 2000 appearing in and incorporated by reference in the Annual Report on Form10-K of etravelserve.com, Inc. for the year ended June 30, 2000 and to all references to our Firm included in this Amendment No. 4 to Registration Statement on Form S-8.

                                        CROSS AND ROBINSON

                                        /s/ Cross and Robinson
                                        ----------------------
                                        Certified Public Accountants
                                        Tulsa, Oklahoma

                                        November 17, 2000